Exhibit 99.1

                                                             (Graphics omitted)

FOR IMMEDIATE RELEASE

For more information, contact:
DynTek
Linda Wise
949-955-0078, ext. 115
linda.wise@dyntek.com

DynCorp
Charlene Wheeless
703-261-4622
charlene.wheeless@dyncorp.com


                   TEKINSIGHT AND DYNCORP MANAGEMENT RESOURCES
                       CLOSE MERGER AND FORM DYNTEK, INC.

Irvine, CA -December 27, 2001 - TekInsight.com, Inc. (Nasdaq: TEKS, TEKSP, TEKSW) and DynCorp, based in Reston, VA, today announced the closing of the merger of DynCorp's state government services subsidiary, DynCorp Management Resources (DMR), into a wholly-owned subsidiary of TekInsight. The merger closed on December 27, 2001.

     Following the merger, TekInsight changed its name to DynTek, Inc. The company's new ticker symbols (Nasdaq: DYTK, DYTKP, DYTKW) will be active on December 31, 2001. DynTek provides information technology and business process outsourcing solutions to state and local governments.

     "DynTek has the broad range of services, extensive geographic coverage and industry knowledge needed to be a major player in the state and local government sector," said Steve Ross, DynTek's chief executive officer. "With the close of the merger, DynTek will have annualized revenues of over $100 million, approximately 400 employees and clients in 17 states, giving us the critical mass and momentum to continue to expand our operations."

     "DMR has built a strong base of  outsourced  program  management  expertise over the past five years," said Paul Lombardi, president and chief executive officer of DynCorp, a $1.8 billion technology and management services company. "This merger will take that business to the next level, providing the company, its customers and its employees with enhanced service offerings and significantly expanded markets."

                                     -more-

     Lombardi added that the merger enables DMR employees and management to accelerate its strategy to become a dominant competitor in the state and local government market. DynCorp will retain a 40% interest in the new company.

About DynTek
DynTek is a premier provider of technology and management solutions to the state and local government sector. The company's comprehensive Government Transformation Methodology includes consulting, systems integration, application development, legacy integration, support and management services. DynTek's solutions encompass the innovative technology, proven processes and human understanding needed to enhance customer service, increase efficiency and improve access to government functions. DynTek has a proven track record of providing government transformation services to customers in 17 states. For more information, visit www.dyntek.com.

                                     # # #

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the operation of a newly combined entity as described above, the impact of government procurement regulations on the agreements to be transferred to and to be entered into by the combined company as described above, the ability to turn its backlog into revenue and net income by the combined company, the ability of the combined company to be properly managed by the current and future management teams, the continuing desire of state and local governments to outsource to private contractors the performance of government services, and the continuation of general economic and business conditions that are conducive to government outsourcing of service performance. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by TekInsight.com, or any other person that the projected outcomes can or will be achieved.